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            AMENDMENT NO. 2 TO THE 1992 DIRECTOR STOCK OPTIONS PLAN

                        OF BANYAN SYSTEMS INCORPORATED

     Subsection 4(a) of the 1992 Director Stock Option Plan (the "Plan") of Banyan Systems Incorporated is hereby amended, subject to stockholder approval to increase from 100,000 to 200,000 the number of shares of Common Stock authorized for issuance under the Plan.

                                           Adopted by the Board of Directors on
                                           February 27, 1997

                                           Approved by the Stockholders on
                                           May 12, 1997